UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35073

Delaware	87-0747704
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of principal executive offices, including zip code)

(303) 858-8358

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On September 30, 2016, Agri-Energy, LLC, a wholly-owned subsidiary of Gevo, Inc. (the “Company”), voluntarily paid off in full all outstanding amounts owed under the Amended and Restated Plain English Growth Capital Loan and Security Agreement, dated October 20, 2011 (as amended, the “Loan and Security Agreement”) with TriplePoint Capital LLC (“TriplePoint”), and all material commitments and obligations under the Loan and Security Agreement and associated documents were terminated. The payoff amount of the Loan and Security Agreement was approximately $252,000. In connection with the repayment, TriplePoint terminated all of its security interests under the Loan and Security Agreement (including any mortgages and membership interest pledges). In addition, the guaranties by the Company and Gevo Development, LLC of the obligations under the Loan and Security Agreement were also terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Date: October 6, 2016	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel & Secretary